                                 (RULE 14A-101)


                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the
                                                     Commission Only (as permitted
                                                     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or Section 240.14a-12

                            The UniMark Group, Inc.
      --------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------

     (5)  Total fee paid:

     ---------------------------------------------------------------------

     [ ]  Fee paid previously with preliminary materials.

     [ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     -----------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

     -----------------------------------------------------------

     (3)  Filing Party:

     -----------------------------------------------------------

     (4)  Date Filed:

     -----------------------------------------------------------

                            THE UNIMARK GROUP, INC.
                                124 MCMAKIN ROAD
                            BARTONVILLE, TEXAS 76226


                                October 27, 1998


Dear Shareholder:

         You are cordially invited to attend the annual meeting of shareholders of The UniMark Group, Inc. (the "Company"), which will be held at the Crowne Plaza Hotel, 14315 Midway Road, Dallas, Texas, 75244, on November 20, 1998, at 10:00 a.m. (Dallas, Texas time). Information about the meeting is presented on the following pages.

         Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

         Whether or not you attend the annual meeting it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the meeting and vote in person, you will of course have that opportunity.

         On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.


                                        Sincerely,



                                        /s/ SOREN BJORN
                                        Soren Bjorn
                                        President and Chief Executive Officer

                            THE UNIMARK GROUP, INC.
                                124 MCMAKIN ROAD
                            BARTONVILLE, TEXAS 76226


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 27, 1998

To the Shareholders:

         The annual meeting of the shareholders of The UniMark Group, Inc. (the" Company") will be held at the Crowne Plaza Hotel, 14315 Midway Road, Dallas, Texas, 75244, Dallas, Texas, on November 20, 1998, at 10:00 a.m. (Dallas, Texas time) for the following purposes:

         1. To elect ten (10) directors to serve on the Company's Board of Directors;

         2. To ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998; and

         3. To transact such other business as may properly come before the meeting.

         Only the shareholders of record at the close of business on October 26, 1998 are entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS




                                        /s/ KEITH FORD
                                        Keith Ford
                                        Vice President -- Finance, Chief
                                          Accounting Officer, Secretary
                                          and Treasurer





          -----------------------------------------------------------
                                   IMPORTANT

         Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSES AND EXTRA WORK OF AN ADDITIONAL SOLICITATION. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

          -----------------------------------------------------------

                            THE UNIMARK GROUP, INC.
                                124 MCMAKIN ROAD
                            BARTONVILLE, TEXAS 76226


                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD NOVEMBER 20, 1998

         The enclosed proxy is solicited by and on behalf of the Board of Directors of The UniMark Group, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders (the "Annual Meeting"), which will be held at the Crowne Plaza Hotel, 14315 Midway Road, Dallas, Texas, 75244, Dallas, Texas, on November 20, 1998, at 10:00 a.m. (Dallas, Texas time), and at any adjournments of such Annual Meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement. The persons named as Proxies are Soren Bjorn and Keith Ford, each of whom is presently an executive officer of the Company.

         This Proxy Statement and the related form of proxy are being mailed on or about October 27, 1998, to all shareholders of record on October 26, 1998. Shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented by proxies will be voted as described in this Proxy Statement or as otherwise specified by a shareholder. As to the election of directors, a shareholder, may, by checking the appropriate box on the proxy:
(i) vote for all director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees identified by the shareholder in the appropriate area. See "Proposal No. 1: Election of Directors" below. With respect to each of the other proposals, a shareholder may, by checking the appropriate box on the proxy: (i) vote "FOR" the proposal; (ii) vote "AGAINST" the proposal; or (iii) "ABSTAIN" from voting on the proposal. Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy by delivering a written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person.

         The cost of soliciting, preparing, assembling and mailing the proxy, this Proxy Statement, and other materials enclosed therewith, and all clerical and other expenses of proxy solicitation will be borne by the Company. In addition, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or in person. The Company also has employed Corporate Investor Communications, Inc., a proxy solicitation firm, to solicit proxies from brokers and banks at a cost of approximately $5,000. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding such materials.

         The information contained in the "Stock Option and Compensation Committee Report on Executive Compensation" below and "Performance of the Common Stock" below shall not be deemed "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                 VOTING RIGHTS

         The holders of record of the 11,938,326 shares of Common Stock outstanding on October 26, 1998, will be entitled to one vote for each share held on all matters coming before the Annual Meeting.

                                METHOD OF VOTING

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is present, the affirmative vote of a majority of the shares of Common Stock present is required with respect to Proposal No. 1 and No. 2. Once a quorum is present at a duly organized and convened meeting, shareholders may continue to conduct business notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is not present or represented at the Annual Meeting, the shareholders present at the meeting or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Annual Meeting.

         Abstentions may be specified on all proposals (other than the election of directors) and will be counted towards a quorum. With respect to the election of directors, votes may be cast in favor or withheld. Directors are elected by a plurality of the votes cast at the Annual Meeting, and votes that are withheld will be excluded entirely from the vote and will have no effect.

         Brokers who hold shares in street name for customers are required to vote those shares in accordance with instructions received from the beneficial owners. In addition, brokers are entitled to vote on certain items, such as the election of directors and other "discretionary items," even when they have not received instructions from beneficial owners. Brokers are not permitted to vote for other "non-discretionary" items without specific instructions from the beneficial owners. If a broker has not received specific instructions with respect to shares held for beneficial owners, the votes to which those shares are entitled are deemed "broker non-votes." Such broker non-votes will be counted towards a quorum. Under applicable Texas law and in accordance with the Company's bylaws, broker non-votes are not counted in determining the total number of votes cast and will have no effect with respect to Proposal No. 1 and No. 2.

                                 ANNUAL REPORT

         The annual report for the Company's fiscal year ended December 31, 1997, including audited financial statements, is being furnished with this Proxy Statement to shareholders of record as of October 26, 1998. The annual report does not constitute a part of the proxy solicitation materials.

    SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND MANAGEMENT

         The following table sets forth information regarding the number and percentage of the Company's Common Stock beneficially owned by each director and nominee, the Named Executive Officer, all the directors and executive officers as a group, and each person that owns more than 5% of any class of voting securities.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                OF COMMON SHARES

NAMES                                          AS OF THE RECORD DATE                               PERCENT OF CLASS (1)
-----                                          ---------------------                                    --------
 Executive Officers and Directors:
      Soren Bjorn (2)                                   54,800                                           *
      Rafael Vaquero Bazan (3)                         726,236                                        6.08
      Eduardo Vaquero Bazan (3)                       542, 981                                        4.55
      Fernando Camacho Casas (3)(4)                    804,065                                        6.72
      Jakes Jordaan (5)                                 56,700                                           *
      Jose Martinez Brohez (3)(11)                     584,120                                        4.88
      Federico Chavez Peon (6)(10)                   5,305,500                                       38.06
      Luis A. Chico Pardo (6)(10)                    5,305,500                                       38.06
      Jose I. de Abiega Pons (6)(10)                 5,305,500                                       38.06
 Executive Officers and Directors
      as a group (11 persons) (7)                    6,709,402                                       47.53
 Other Executive Officers and Directors:
      Edward A. Stone (8)                                9,500                                           *
      Jorn Budde (9)                                    27,894                                           *
      Pedro Vaquero Garcia (3)(8)                      563,878                                        4.72


OTHER FIVE PERCENT HOLDERS:
---------------------------
M&M Nominee L.L.C. (10)                              5,305,500                                       38.06

----------------
*Less than 1%

(1) In calculating the percentage of total class ownership, the number of outstanding shares used was 11,938,326. This number does not include:
         (i) 447,500 shares of Common Stock issuable upon exercise of currently outstanding options granted under the Company's 1994 Employee Stock Option Plan (the "Employee Stock Option Plan"); (ii) 55,000 shares of Common Stock issuable upon exercise of currently outstanding options granted under the Company's 1994 Stock Option Plan for Directors (the "Directors' Stock Option Plan"); and (iii) 78,190 shares of Common Stock issuable upon exercise of currently outstanding warrants granted to underwriters in connection with the Company's initial public offering.

(2) Includes 49,000 shares of Common Stock underlying presently exercisable stock options.

(3)      Includes 500,000 shares of Common Stock
         held by Asesoria Garza Jasso, S.C., a Mexican entity of which he is a general partner. He shares voting and investment power with all other general partners of such entity.

(4) Includes 206,565 shares of Common Stock held by Agros, a Mexican entity of which Mr. Camacho Casas is a managing director, and includes 27,500 shares of Common Stock underlying presently exercisable stock options. Mr. Camacho Casas disclaims beneficial ownership of the Agros shares.

(5) Includes 27,500 shares of Common Stock underlying presently exercisable stock options.

(6) Includes 3,305,500 shares of Common Stock and an additional 2,000,000 shares of Common Stock underlying presently exercisable stock options owned by M & M Nominee L.L.C. He disclaims beneficial ownership of such securities.

(7) Includes 2,179,000 shares of Common Stock underlying presently exercisable stock options. Does not include shares beneficially owned by Messrs. Stone, Budde and Pedro Vaquero, who resigned from the Company and were neither a Director nor an executive officer of the Company at the record date.

(8) Messrs. Stone and Pedro Vaquero resigned as Directors of the Company during the 1997 fiscal year.

(9) Mr. Budde, the Company's former President and Chief Executive Officer is the sole "named executive officers" because none of the Company's four other highest paid executive officers have total annual salaries and bonuses in excess of $100,000. Mr. Budde resigned from the Company in February 1998.

(10) On July 17, 1998, the Company sold 3,305,500 newly issued shares of Common Stock and issued 2,000,000 options to acquire 2,000,000 shares of Common Stock to M & M Nominee L.L.C. (the "Mexico Strategic Advisors Transaction"). M & M Nominee L.L.C. ("M & M") is owned 80% by Mexico Strategic Investment Fund Ltd. ("MSIF"), and 20% by Madera LLC ("Madera"). M&M's principal business is investment in securities.

         Mexico Strategic Advisors LLC's ("Mexico Strategic Advisors") principal business is to serve, pursuant to contract, as the principal investment manager to MSIF and Madera. The principal business of each of MSIF and Madera is investment in securities. Mexico Strategic Advisors's contract with MSIF and Madera (the "Advisory Contract") provides that Mexico Strategic Advisors is responsible for making decisions relating to the acquisition, voting and disposition of securities on behalf of MSIF and Madera, to the extent that the assets of each have been allocated to Mexico Strategic Advisors pursuant to the Advisory Contract.

         The business of Mexico Strategic Advisors is subject to the direction of a Board of Advisors, which is responsible for the investment decisions made by Mexico Strategic Advisors with respect to securities held for the accounts of MSIF and Madera. The following individuals are the members of the Board of Advisors of Mexico Strategic Advisors:
         (1) Fernando Chico Pardo, Manager of Mexico Strategic Advisors and Partner of Promecap, S.C.; (2) Jose Ignacio de Abiega Pons, Associate of Promecap, S.C.; (3) Juan Marco Gutierrez Wanless, Associate of Promecap, S.C.; (4) Gary Gladstein, Managing Director of Soros Fund Management LLC; and (5) Richard Katz, a private investor.

         Pursuant to regulations promulgated under Section 13(d) of the Securities Exchange Act of 1934, Mexico Strategic Advisors, pursuant to the provisions of the Advisory Contract, may be deemed a beneficial owner of securities, including the Common Stock and options, held for the account of M & M (as a result of the contractual authority of Mexico Strategic Advisors with MSIF and Madera to exercise voting and dispositive power with respect to such securities).

         Except to the extent that information is believed to be otherwise known by the Company, the information given is as of July 7, 1998, as reported by Mexico Strategic Advisors in its Schedule 13D filed with the Securities and Exchange Commission and as amended on July 23, 1998. Includes 2,000,000 shares of Common Stock underlying presently exercisable stock options.

(11) Includes 40,000 shares of Common Stock underlying presently exercisable stock options.

                     PROPOSAL NO. 1:  ELECTION OF DIRECTORS

         Ten directors are to be elected at the annual meeting, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Five of the ten nominees are incumbent directors. Each of the nominees named below has indicated his willingness to accept election. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill such vacancy.

         In February 1998, Jorn Budde resigned as a director and executive officer of the Company. In December 1997, Edward Stone resigned as a director of the Company. Also in 1997, Pedro Vaquero Garcia resigned as a director of the Company. Pursuant to the Mexico Strategic Advisors Transaction, the Board of Directors increased the number of directors from eight to ten and M & M appointed M & M nominees to fill three of the five vacancies existing on the Board of Directors. On September 24, 1998, Soren Bjorn was appointed to the Board of Directors. In addition, the Board of Directors has nominated Jerry W. Johnson to fill the remaining vacancy on the Board of Directors.

         The nominees for the directors of the Company are as follows:

NAME                                               AGE           DIRECTOR SINCE
----                                               ---           --------------

Rafael Vaquero Bazan (5)                            43               1992

Eduardo Vaquero Bazan                               39               1994

Jose Martinez Brohez (5)                            55               1996

Fernando Camacho Casas (2)(3)(6)                    44               1994

Jakes Jordaan (1)(3)(6)                             37               1994

Federico Chavez Peon (1)(2)(3)(4)(5)(6)             32               1998

Luis A. Chico Pardo                                 58               1998

Jose I. De Abiega Pons                              36               1998

Soren Bjorn (4)(5)                                  31               1998

Jerry W. Johnson                                    59                 --

----------------
(1)       Members of the Audit Committee.

(2)       Members of the Stock Option Plan Committee.

(3)       Members of the Compensation Committee.

(4)       Members of the Director Option Plan Committee.

(5)       Members of the Executive Committee.

(6)       Members of the Nominating Committee.

Each director serves until the next annual meeting of shareholders and until his successor is duly elected and qualified. Officers serve at the discretion of the Board of Directors.

NOMINEES

         Rafael Vaquero Bazan is a co-founder of the Company and has served as a director since its inception in 1992. Mr. Vaquero serves as Chief Operating Officer of the Company. From February 1998 to August of 1998, Mr. Vaquero served as President and Chief Executive Officer of the Company. Mr. Vaquero served as Vice-President of the Company from 1992 to 1996, and served as the Company's Executive Vice-President and Chief Operating Officer from 1996 to 1998. He has also served as general manager and has been in charge of operating the packing plants Industrias Citricolas de Montemorelos, S.A. de C.V. ("ICMOSA") and Empacadora de Naranjas Azteca S.A. ("Azteca") since 1978 and 1986, respectively. Mr. Vaquero served as President of Amafac, the Mexican National Fruit Sections Packers Association from 1989 until 1991. Mr. Vaquero is the former President of the National Citrus Growers

Association in Mexico and a former President of the National Citrus Packers Association in Mexico. He is also a former member of the Board of Directors of EMIT, a government sponsored entity involved in developing technology for the Mexican citrus industry. Mr. Vaquero has a Masters Degree in Business Administration from the University of Monterrey, Mexico. Mr. Rafael Vaquero Bazan is the son of Mr. Pedro Vaquero Garcia and the brother of Mr. Eduardo Vaquero Bazan.

        Eduardo Vaquero Bazan has served as a director of the Company since April 1994 and as Vice President -- Finance and Administration of ICMOSA since January 1995. From 1988 until 1995, Mr. Vaquero was employed by Industrias Horticolas de Montemorelos, S.A. de C.V., a frozen fruit and vegetable processing plant, most recently as General Manager and Director. From 1982 to 1988, Mr. Vaquero served as a Divisional Director of Banca Serfin, S.A., a regional Mexican bank. Mr. Eduardo Vaquero Bazan is the son of Mr. Pedro Vaquero Garcia and the brother of Mr. Rafael Vaquero Bazan.

        Jose Martinez Brohez has served as Chief Executive Officer of Grupo Industrial Santa Engracia S.A. de C.V. ("GISE") since the GISE acquisition and as a director of the Company since May 1996. Since 1989, he has also served as President and Chairman of the Board of Directors of GISE. Mr. Martinez is a co-founder and has been a director of the Asociacion Nacional De Procesadores De Citricos, the Mexican national association of citrus processors, since 1991. He also serves on the Board of Directors of the following financial institutions:
Banco Nacional De Mexico (Banamex); Bancomer, S.A. at Cd. Victoria, Tamps.; and Casa De Bolsa Arka at Monterrey, N.L. Mr. Martinez obtained his Bachelor of Science degree from Monterrey Tech and his Masters of Science and Ph.D. in Agriculture, Range Management and Animal Science from Texas A&M University.

        Fernando Camacho Casas has served as a director of the Company since December 1994. Since September 1992, Mr. Camacho Casas has served as General Director and co-founder of Operadora Agros, S.A. de C.V. ("Agros"), a Mexican venture capital fund that invests primarily in the Mexican agricultural, horticultural and food industries. During 1991 and 1992 he served as a representative of the Mexican Ministry of Commerce in the North American Free Trade Agreement negotiations. From 1985 to 1990, Mr. Camacho Casas served as an economist for Probursa, S.A., a large Mexican investment and securities brokerage firm. Mr. Camacho Casas received his degree in economics from the Autonomous Technological Institute of Mexico.

        Jakes Jordaan has served as a director of the Company since 1994. Presently, Mr. Jordaan is a member of Jordaan & Pennington, PLLC, Dallas, Texas, a law firm specializing in corporate finance, securities and complex business litigation. From February 1991 until March 1994, Mr. Jordaan was a member of the law firm of Munsch, Hardt, Kopf, Harr & Dinan, P.C., Dallas, Texas, most recently as a shareholder. Mr. Jordaan is the past Chairman of the Securities Section of the Dallas Bar Association and is a member of the Texas Bar Association and the American Bar Association.

        Federico Chavez Peon is a Director of Promecap, S.C., a financial advisory services firm for MSIF. From 1996 until 1997, Mr. Chavez Peon served as Risk Chief Director of Banco Santander Mexicano, S.A., an affiliate of Banco Santander, S.A., one of the most important financial institutions worldwide. From 1991 until 1996, Mr. Chavez Peon served as Corporate Banking Director of Banco Mexicano, S.A. an affiliate of Grupo Financiero InverMexico, S.A. de C.V., a leading financial institution in Mexico at that time. From 1987 until 1991, Mr. Chavez Peon served in various positions in the Corporate Banking Area of Casa de Bolsa Inverlat, one of the leading brokerage firms in Mexico at that time. Mr. Chavez Peon obtained a degree in Industrial Engineering at the National University of Mexico. Mr. Chavez Peon has been appointed as a Director of the Company pursuant to the Mexico Strategic Advisors Transaction.

        Luis A. Chico Pardo is a Director of Promecap, S. C., a financial advisory services firm for Mexico Strategic Investment Fund Ltd. Mr. Chico served as Vice President of the Mexican Banking Association and as a member of the National Securities Commission. From 1982 until 1988, Mr. Chico served as Chief Executive Officer of Banco BCH, a Mexican credit corporation. From 1977 until 1978,

          Mr. Chico served as Director of Public Sector Credit at Mexico's Secretariat of Finance and Public Credit. From 1964 until 1977, Mr. Chico acted as Deputy Manager of the International Division of Banco de Mexico (the nation's central bank) and was a member of the Technical Committee of FOMEX, which was a public institution responsible for promoting exports of manufactured products. Mr. Chico obtained a degree in Law and Economics at the National University of Mexico, from which he graduated with honors in 1963. Mr. Chico obtained a master's degree in Economics from the London School of Economics and Political Science. Mr. Chico Pardo has been appointed as a Director of the Company pursuant to the Mexico Strategic Advisors Transaction.

          Jose I. De Abiega Pons is a Director of Promecap, S.C., a financial advisory services firm for Mexico Strategic Investment Fund Ltd. From 1992 to 1997, Mr. De Abiega served as Deputy Managing Director, responsible for international and trading affairs, for Banco Santander Mexicano, one of Mexico's largest financial institutions. From 1989 to 1991, Mr. De Abiega served as financial advisor for Santander Management, Inc., a subsidiary of Grupo Santander, responsible for the investment decisions of its Emerging Mexico Fund. From 1987 to 1989, Mr. De Abiega served as Chief Executive Officer of Ingenieria Cambiaria Casa de Cambio, a foreign exchange operator in Mexico. From 1984 to 1987, Mr. De Abiega served as Chief Operating Officer of Inverworld, Inc., a licensed broker dealer in San Antonio, Texas. Mr. De Abiega obtained a degree in Industrial Engineering at the Anahuac University of Mexico. Mr. Abiega Pons has been appointed as a Director of the Company pursuant to the Mexico Strategic Advisors Transaction.

          Soren Bjorn has served as a Director of the Company since September 1998 and as the President and Chief Executive Officer of the Company and of UniMark Foods, Inc. since August 1998. In addition, he serves as Vice President of UniMark Foods Europe, Ltd., and as President of Simply Fresh Fruit, Inc., and UniMark International. From 1996 to August 1998, Mr. Bjorn served as Vice President of Operations of the Company. From 1997 to August of 1998, Mr. Bjorn served as Executive Vice President and Chief Operating Officer of UniMark Foods, Inc. From 1995 to 1996, Mr. Bjorn served Director of Operations for UniMark Foods, Inc. , and from 1993 to 1995, he served as Product Manager for UniMark Foods, Inc.'s SUNFRESH(RM) product line. Mr. Bjorn received a master's degree in Business Administration from Texas Christian University in 1997, and a Business Administration degree in Marketing from Baylor University in 1992.

          Jerry W. Johnson is a Professor in the Marketing Department of the Hankamer School of Business, Baylor University, Waco, Texas, from 1974 to the present. Mr. Johnson also has served as Chairperson of the Department of Marketing of the Hankamer School of Business from 1992 to the present. Mr. Johnson is a partner at Johnson, Moore, Kelly and Associates, a consulting firm primarily focused on economic revitalization of downtown areas, bank marketing programs and business location feasibility studies. From 1970 to 1974, Mr. Johnson served as Associate Vice President for Business Affairs for the University of Arkansas System. From 1969 to 1970, Mr. Johnson served as Director of Economic Analysis for the Planning Consultants firm James A. Vizzier in Fayetteville, Arkansas. Mr. Johnson has authored a number of publications focused on business, marketing and management, and has presented similar topics at various seminars.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

          Executive Committee. Messrs. Rafael Vaquero, Martinez Brohez, Bjorn and Chavez Peon serve on the Executive Committee. The Executive Committee was established during fiscal 1998 to review any changes in market conditions, any adjustments to the corporate strategies, any opportunities that may arise, review monthly financial statements comparing them to the budget, identify problems, report and make recommendations to the Board of Directors.

          Audit Committee. Messrs. Jordaan and Chavez Peon currently serve on the Audit Committee. Mr. Stone served on the Audit Committee until his resignation as a director of the company in December 1997. The function of the Audit Committee is to act as a liaison between the Board of Directors and the independent auditors, and review with them the planning and scope of financial statement audits, the results of those audits, and the adequacy of internal accounting controls. It also monitors other corporate and financial policies.

          Stock Option Plan Committee. Messrs. Chavez Peon and Camacho Casas currently serve on the Stock Option Plan Committee. Mr. Stone served on the Stock Option Plan Committee until his resignation as a director of the company in December 1997. The Stock Option Plan Committee is vested with full authority to select participants, grant options, determine the number of shares subject to each option, the exercise price of each option and in general, to interpret such regulations as it deems necessary to administer the Company's Employee Stock Option Plan.

          Compensation Committee. Messrs. Jordaan, Chavez Peon and Camacho Casas currently serve on the Compensation Committee. Mr. Stone served on the Compensation Committee until his resignation as a director of the company in December 1997. The Compensation Committee (composed entirely of non-employee directors) reviews and approves individual officer salaries, bonus plan financial performance goals, bonus plan allocations, and stock option grants. The Compensation Committee also reviews guidelines for compensation, bonus, and stock option grants for non-officer employees.

          Director Option Plan Committee. Messrs. Chavez Peon and Bjorn currently serve on the Director Option Plan Committee. Mr. Budde served on the Director Option Plan Committee until his resignation from the company in February 1998. The Director Option Plan Committee has full and final authority in its discretion, subject to the provisions of the Directors' Stock Option Plan, (a) to prescribe the form or forms of instruments evidencing options under the Directors' Stock Option Plan, (b) to adopt, amend and rescind rules and regulations for the administration of the Directors' Stock Option Plan, and
(c) to interpret the Directors' Stock Option Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Directors' Stock Option Plan.

          Nominating Committee. Messrs. Jordaan, Chavez Peon and Camacho Casas currently serve on the Nominating Committee. The Nominating Committee was established during fiscal 1998 to assist, as needed, with finding qualified candidates to serve on the Company's Board of Directors.

          During the fiscal year ending December 31, 1997, the Audit Committee met or took action by Unanimous Consent two times. The Stock Option Plan Committee met or took action by Unanimous Consent one time. The Compensation Committee met or took action by unanimous written consent one time. The Director Option Plan Committee met or took action by unanimous written consent one time. The entire Board of Directors met or took action by unanimous written consent six times. All directors attended 75% or more of the aggregate number of Board of Directors meetings and committee meetings.

                           COMPENSATION OF DIRECTORS

          No directors receive cash compensation for serving on the Board of Directors except for reimbursement of reasonable expenses in attending meetings.

          1994 Stock Option Plan for Directors. Effective as of April 15, 1994, the Company's 1994 Stock Option Plan for Directors (the "Directors' Plan") was approved by the Board of Directors, subject to approval by the shareholders of the Company. Effective as of April 15, 1994, the holders of at least a majority of the outstanding shares of the Company's common stock executed a written consent adopting and approving the Directors' Plan.

          A maximum of 100,000 shares of Common Stock (subject to certain anti-dilution adjustments) may be issued upon the exercise of options granted under the Directors' Plan. The Company has reserved 100,000 shares of Common Stock for issuance upon exercise of options granted pursuant to the Directors' Plan, plus additional securities issuable pursuant to the anti-dilution provisions of the Directors' Plan. Currently, options for 82,500 shares of Common Stock have been granted under the Directors' Plan to Messrs. Stone, Jordaan and Camacho Casas, of which 55,000 are currently exercisable and outstanding. The weighted average exercise price of such options is $5.36 per share.

          Stock options may be granted under the Directors' Plan to any director who is not an employee of the Company and is not a holder of more than 1% of the outstanding shares of the Company's Common Stock or a person who is in control of such holder.

          Independent directors automatically receive an initial grant of options to purchase 20,000 shares of Common Stock upon their appointment to the Board of Directors. Independent directors automatically receive annual grants of options to purchase 2,500 shares of Common Stock as of the date following each annual meeting of the Company's shareholders.

          The Director Option Plan Committee (the "Committee") has full and final authority in its discretion, subject to the provisions of the Directors' Plan, (a) to prescribe the form or forms of instruments evidencing options under the Directors' Plan, (b) to adopt, amend and rescind rules and regulations for the administration of the Directors' Plan, and (c) to interpret the Directors' Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Directors' Plan.

          The exercise price of options will be at least the fair market value of a share of the Common Stock on the date of grant. Options granted pursuant to the Directors' Plan are immediately exercisable. The expiration date of each option is not more than six years from the date of grant. Payment for shares purchased upon exercising an option are made in cash or by certified check, bank draft or money order, or by delivery of previously owned shares of Common Stock held for at least six months (at their fair market value), or partly in cash and partly in such common stock.

          An optionee does not have any of the rights of a shareholder of the Company with regard to awards under the Directors' Plan except as to stock actually received by the director. The Company is not obligated to deliver any shares of Common Stock until (a) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (b) the shares to be delivered have been listed or authorized to be listed upon official notice of issuance, and (c) all other legal matters in connection with the issuance of the shares have been approved by the Company's counsel.

          Options are not transferable or assignable by an optionee, voluntarily or by operation of law, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Each option is exercisable, during the optionee's lifetime, only by the optionee, his guardian or legal representative.

          Upon termination of an optionee's status as a director of the Company for any reason other than death, any and all outstanding options of such optionee shall be null and void effective as of a date three months after the date of such termination but shall terminate immediately if the director was removed for cause or resigned under circumstances which in the opinion of the Committee casts such discredit on the director as to justify termination of the options.

          The Directors' Plan and any option may be amended or terminated by the Committee at any time; provided, however, that the Committee may not, without shareholder approval, increase the aggregate number of shares which may be issued under options granted pursuant to the Directors' Plan or increase the number of options granted to eligible directors (other than pursuant to the anti-dilution provisions), amend the definition of eligible director so as to enlarge the group of directors eligible to receive options, reduce the price at which options may be granted, or change or extend the times at which options may be granted. No such amendment shall adversely affect the rights of any director under options previously granted without such directors' consent.

                        DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth certain information with respect to the directors, executive officers and key employees of the Company.

Name                                        Age                 Position
----                                        ---                 --------

Rafael Vaquero Bazan (1)                     43                 Chief Operating Officer and Director of UniMark and
                                                                President and Chief Executive Officer of ICMOSA

Soren Bjorn (1)                              31                 President and Chief Executive Officer

Eduardo Vaquero Bazan (1)                    39                 Vice President -- Finance and Administration of ICMOSA
                                                                and Director

Jose Martinez Brohez (1)                     55                 President and Chief Executive Officer of GISE and
                                                                Director

Keith Ford                                   46                 Vice President -- Finance (Chief Accounting Officer),
                                                                Secretary and Treasurer

Soren Borre                                  55                 Senior Vice President -- Sales of UniMark Foods, Inc.

Pedro Vaquero Garcia (2)                     73                 Director (Honorary Chairman)

Fernando Camacho Casas (1)                   44                 Director

Jakes Jordaan (1)                            37                 Chairman of the Board of Directors

Federico Chavez Peon (1)                     32                 Director

Luis A. Chico Pardo (1)                      58                 Director

Jose I. De Abiega Pons (1)                   36                 Director

Jorn Budde (3)                               55                 Former Chief Executive Officer, President and Chairman of
                                                                the Board of Directors

Edward A. Stone (2)                          56                 Former Director

Jeffrey King (4)                             39                 Former Senior Vice President -- Marketing of UniMark
                                                                Foods, Inc.
-----------------

(1) For information concerning these individuals, see "Election of Directors" above.

(2) Resigned as a member of the Company's Board of Directors during the 1997 fiscal year.

(3)      Resigned from the Company in February 1998.

(4)      Separated from the Company in August 1998.

         Keith Ford joined UniMark in 1992 as Vice President - Finance, Secretary and Treasurer. From 1990 until 1992, Mr. Ford served as internal comptroller and financial advisor of ERS, Inc., a privately-held multi-store specialty retail company. From 1987 to 1990, Mr. Ford served as comptroller of Papertech, Inc., a privately-held paper products importer and distributor. Mr. Ford has a degree in accounting and is a Certified Public Accountant in the State of Texas.

         Soren Borre joined UniMark in 1992 as Vice President - Sales. From 1989 until 1992, Mr. Borre served as Director of Sales and Marketing for Katrin Systems, Inc., an international paper products company.

         Jorn I. Budde is a co-founder of the Company and was its President, Chief Executive Officer, and Chairman of the Board of Directors since its inception in 1992 until February 1998. From 1987 until 1991, Mr. Budde served as President of UniMark Sales, Inc., a company founded and wholly-owned by Mr. Budde, that provided international consulting and marketing services. From 1984 until 1986, Mr. Budde served as Vice President of Mission Foods, Inc., a subsidiary of Gruma SA, a diversified international foods conglomerate, with significant Mexican operations. From 1976 until 1984, Mr. Budde served in various executive positions with The Jimmy Dean Companies, a national meat processing company, most recently as Executive Vice President and Vice Chairman. Prior to 1976, Mr. Budde served in various positions with Plumrose, Inc., a subsidiary of The East Asiatic Company of Copenhagen, Denmark, where he started his business career. Mr. Budde has a degree in International Business from the Copenhagen School of Commerce.

         Edward A. Stone served as a director of the Company from 1994 to 1997. Since 1976, Mr. Stone has been President and Chairman of The Dallas Marketing Group, Inc., a marketing consulting group, whose clients include Heinz Pet Products, StarKist Seafood, American Airlines, AT&T Wireless Services, Reckitt & Coleman, GTE and Coca-Cola. Prior to founding his consulting practice, Mr. Stone held a variety of marketing and general administration positions in the United States and Canada with Proctor & Gamble, the Clorox Company and Frito-Lay. He is a Certified Management Consultant and a Fellow of the Institute of Management Consultants.

         Jeffrey King served as Vice President - Marketing for the UniMark from 1995 to August 1998. From January 1994 until joining UniMark, Mr. King served as Director of Marketing for Mission Foods, Inc., a manufacturer and distributor of Mexican food products. From 1992 until 1994, Mr. King served as Director of Marketing for Jimenez Foods, a division of Milnot Company, a consumer foods product company. From 1990 until 1992, Mr. King served as a Product manager for Leaf Corporation, a manufacturer of confectionary products. Mr. King has a master's degree in Management from the J.L. Kellogg Graduate School of Management of Northwestern University.

         All directors hold office until the next annual meeting of shareholders or until their successors are elected and qualified. Officers hold their respective positions until their successors are duly qualified or until they resign or are removed by the Board of Directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table discloses compensation received for the three fiscal years ended December 31, 1995, December 31, 1996, and December 31, 1997, by the Company's President and Chief Executive Officer, he being the Company's only executive officer whose total annual salary and bonus is in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION
______________
OTHER ANNUAL

                                             YEAR           SALARY           BONUS          COMPENSATION(1)
                                             ----           ------           -----          ---------------

Jorn Budde
   President and Chief Executive
   Officer (2)....................           1995            $120,000           $--              $--
                                             1996            $120,000           $--              $--
                                             1997            $120,000           $--              $--

-------------
(1) The Company's CEO receives personal benefits in addition to salary and cash bonuses. The aggregate amount of such personal benefits, however, does not exceed the lesser of $50,000 or 10% of the total of his annual salary and bonus reported for any of the named executive officers.

(2)    Resigned from the Company in February 1998.


                       REPORT OF THE UNIMARK GROUP, INC.
                   BOARD OF DIRECTORS COMPENSATION COMMITTEE

       The Company's employee compensation policy is to offer a package including a competitive salary, competitive benefits, and an efficient workplace environment. The Company also encourages broad-based employee ownership of Company Stock through a stock option program in which all employees are eligible to participate.

       The Company's compensation policy for officers is similar to that of other employees and is designed to promote continued performance and attainment of corporate and personal goals. More specifically, the Compensation Committee's objectives are to develop compensation policies which will:

       i) Allow the Company to attract and retain qualified individuals;

       ii) Encourage achievement of short-term and long-term goals of the Company; and

       iii) Align executive enumeration with the interests of shareholders by linking a significant portion of executive compensation to the appreciation of the share price of the Common Stock.

       The Compensation Committee (composed entirely of non-employee directors) reviews and approves individual officer salaries, bonus plan financial performance goals, bonus plan allocations, and stock option grants. The Compensation Committee also reviews guidelines for compensation, bonus, and stock option grants for non-officer employees.

       Officers of the Company are paid salaries in line with their responsibilities and experience. These salaries are structured to be within the range of salaries paid by similarly situated executives in similarly capitalized companies. The Compensation Committee believes that stock option grants to officers (and other employees) promote success by aligning employee financial interests with long-term shareholder value.

       The Compensation Committee annually reviews and approves the compensation of the President and Chief Executive Officer. Mr. Budde was not granted any stock options. The Compensation Committee believes Mr. Budde was paid a reasonable salary, although substantially below salaries paid to executives in similarly capitalized companies based upon a survey conducted by an independent compensation consultant. However, Mr. Budde was a significant shareholder in the Company until his resignation from the Company in February 1998, and to the extent his performance as President and Chief Executive Officer translated into an increase in the value of the Company's stock, all shareholders, including each of them, shared the benefits.

                                                 Respectfully submitted

                                                 COMPENSATION COMMITTEE

                                                 Jakes Jordaan
                                                 Federico Chavez Peon
                                                 Fernando Camacho Casas


                               PERFORMANCE GRAPH

       The following graph compares the cumulative total return of the Company's Common Stock to the S&P 500 Index and the S&P Foods Index for the period during which the Common Stock has been registered under Section 12 of Securities Exchange Act of 1934.

Note: The UniMark Group, Inc. management consistently cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.


                              [PERFORMANCE GRAPH]

TOTAL RETURN ANALYSIS

                         8/12/94        12/30/94         12/29/95        12/31/96       12/31/97
                         ------------------------------------------------------------------------
UniMark Group, Inc.      $100.00        $ 98.11          $366.04         $233.96        $113.21
                         ------------------------------------------------------------------------
S&P Foods Index          $100.00        $114.43          $145.97         $172.95        $247.87
                         ------------------------------------------------------------------------
S&P 500                  $100.00        $101.54          $139.70         $171.77        $229.08
                         ------------------------------------------------------------------------

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 31, 1997, Mr. Stone served as the sole member of the Compensation Committee. No member of the Compensation Committee was an executive officer of the Company at any time during 1997. During 1997, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

                              CERTAIN TRANSACTIONS

         Effective January 1, 1995, the Company entered into a five year operating agreement with Industrias Horticolas de Montemorelos, S.A. de C.V. ("IHMSA") to operate a freezing plant located in Montemorelos, Nuevo Leon, Mexico. Pursuant to the terms of the operating agreement, the Company has agreed to pay IHMSA an operating fee sufficient to cover the interest payments on IHMSA's existing outstanding debt. This debt is denominated in U.S. dollars and has an outstanding principal amount of approximately $4,600,000. Interest on this debt is charged at variable rates ranging from 9.8% to 15.5%. The Company is responsible for all raw material and operating costs and the sale of the finished goods produced at the IHMSA plant. Payments made pursuant to the operating agreement were $42,000 during the year ended December 31, 1997. During the term of the operating agreement, the Company has the right of first refusal to buy the IHMSA facility at its then fair market value. The Vaquero family owns an approximate 8% interest in IHMSA. The Company believes that said arrangement is no less favorable to the Company than would be available from unrelated third parties.

         The Company has subsequently elected to advance funds to IHMSA to retire certain of its outstanding debt since, under the terms of the operating agreement, the Company would benefit from the IHMSA debt reduction. At December 31, 1997 amounts due from IHMSA of $1,465,000 represent cash advances applied to reduce IHMSA's outstanding debt. This amount is expected to be applied to the purchase price when, and if, the Company elects to exercise its purchase option.

         Effective July 1, 1995, the Company entered into a ten year operating agreement with Empacadora de Naranjas Azteca, S.A. de C.V. ("Azteca"), to operate a processing plant in Montemorelos, Nuevo Leon, Mexico. The operating agreement provides for payments in the amount of (i) interest on existing debt of approximately $220,000 with credit institutions, (ii) asset tax and (iii) annual property tax. Prior to this time, Azteca "co-packed" chilled grapefruit sections and mango slices for the Company. During the six-month period ended June 30, 1995, Azteca co-packed approximately $1.4 million of fruit for the Company. The Vaquero family owns collectively an approximate 14.3% interest in Azteca. Payments made pursuant to the operating agreement were $61,000 during the year ended December 31, 1997. During the term of the operating agreement, the Company has the right of first refusal to buy the Azteca facility at its then fair market value. The Company believes that said arrangement is no less favorable to the Company than would be available from unrelated third parties.

         In November, 1995, the Company entered into a lease agreement with Loma Bonita Partners, a Texas general partnership, for approximately 200 hectares (approximately 494 acres) of land located in Loma Bonita, Veracruz, Mexico for the development of citrus groves. The lease commenced in December, 1995 and expires in ten years. Messrs. Jorn Budde and Rafael Vaquero are the two general partners of Loma Bonita Partners. Rent expense on this lease was $78,000 for the year ended December 31, 1997. The Company believes that said lease agreement is on terms no less favorable to the Company than would be available from unrelated third parties.

         The Company operates a 144 acre grapefruit grove located close to the ICMOSA plant in Montemorelos pursuant to a ten year operating agreement that expires in 2000. Per the agreement, the Company operates the grove and purchases all the grapefruit produced at a formula price tied to purchases from unrelated third parties. During fiscal 1997, the Company purchased approximately $190,000 of grapefruit pursuant to this agreement. The grove is owned by a partnership that consists primarily of shareholders of Azteca. The Vaquero family collectively owns an approximate 14.3% interest in this partnership. The Company believes that said arrangement is on terms no less favorable to the Company than would be available from unrelated third parties.

         The Company leases its corporate office facility from an entity controlled by Mr. Budde. Rent expense on this lease was approximately $110,700 for the year ended December 31, 1997. The Company believes that said arrangement is on terms no less favorable to the Company than would be available from unrelated third parties.

         During 1997, the Company paid Jordaan & Pennington, PLLC an amount of $179,962 for legal services rendered. Mr. Jordaan, a director of the Company, is a member of Jordaan & Pennington, PLLC. The Company believes that said arrangement is on terms no less favorable to the Company than would be available from unrelated third parties.

         On July 17, 1998, the Company sold 3,305,500 newly issued shares of Common Stock and 2,000,000 options to acquires shares of Common Stock to M & M. M & M is owned 80% by MSIF and 20% by Madera. M & M's principal business is investment in securities. Pursuant to the Mexico Strategic Advisors Transaction, the Board of Directors increased the number of directors from eight to ten and M & M appointed Messrs. Chavez Peon, Chico Pardo and Abiega Pons to fill three of the five vacancies existing on the Board of Directors. In addition, the Company granted M & M certain veto rights regarding financial and corporate matters, and customary registration rights for the Common Stock, the options and the Common Stock obtained upon exercise of the options.

FUTURE TRANSACTIONS

         Although the Company intends that the terms of any future transactions and agreements between the Company and its directors, officers, principal shareholders or other affiliates will be no less favorable than could be obtained from unaffiliated third parties, no assurances can be given in this regard. Any such future transactions that are material to the Company and are not in the ordinary course of business will be approved by a majority of the Company's independent and disinterested directors.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company, and persons who own beneficially greater than ten percent of the Common Stock of the Company ("ten-percent beneficial owners"), to file with the Securities and Exchange Commission and the NASDAQ Stock Market initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock on Forms 3, 4, and 5. Reporting parties are required by regulation to furnish the Company with copies of all Section 16(a) reports.

         To the Company's knowledge, all Section 16(a) filing requirements applicable to its officers, directors, and ten-percent beneficial owners were complied with in 1997 with the following exception: Mr. Jordaan inadvertently failed to timely file a Form 4 to report the disposition of 5,900 shares of Common Stock.

               PROPOSAL NO. 2:  SELECTION OF INDEPENDENT AUDITORS

         Since 1992, the firm of Ernst & Young LLP, independent auditors, has examined and reported on the financial statements of the Company. The Board of Directors, upon recommendation of the Audit Committee, has appointed Ernst & Young LLP as independent auditors to examine and report on the financial statements of the Company for the fiscal year ending December 31, 1998.

         During the year ended December 31, 1997, Ernst & Young LLP provided the Company with audit services, including examinations of and reporting on the Company's consolidated financial statements, and certain accounting advisory services. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make any statements they may desire. They also will be available to respond to appropriate questions of the stockholders.

         Ratification of the appointment of Ernst & Young LLP as independent auditors requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. If the appointment is not approved, the Board of Directors will select other independent accountants.

VOTE REQUIRED AND BOARD RECOMMENDATION

         The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the Ratification of the appointment of Ernst & Young LLP as independent auditors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

                           PROPOSALS OF SHAREHOLDERS

         Proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company no later than January 26, 1998 to be included in the Company's Proxy Statement and form of proxy related to that meeting.

                                 OTHER MATTERS

         The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board of Directors, no matters are to be brought to the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that the proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.


DATED:   October 27, 1998
         Bartonville, Texas

A COPY OF THE COMPANY'S FORM 10-K REPORT FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON REQUEST. PLEASE WRITE TO:

                         INVESTOR RELATIONS DEPARTMENT
                         THE UNIMARK GROUP, INC.
                         P.O. BOX 229
                         BARTONVILLE, TEXAS  76226

        PROXY SOLICITED BY THE UNIMARK GROUP, INC.'S BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           OF THE UNIMARK GROUP, INC.


     The undersigned hereby (a) acknowledges receipt of Notice of Annual Meeting of Shareholders to be held on November 20, 1998, at Crowne Plaza Hotel, 14315 Midway Road, Dallas, Texas 75244 at 10:00 a.m. (Dallas, Texas Time) and the Proxy Statement in connection therewith, each dated October 27, 1998, (b) appoints each of Soren Bjorn and Keith Ford the proxy and attorney-in-fact for the undersigned, with full power of substitution, (c) authorizes the Proxies to represent and vote on behalf of the undersigned, as designated below, at the Annual Meeting of Shareholders and at any adjournments or postponements thereof, all shares of the Common Stock, $.01 par value, of The UniMark Group, Inc. (the "Company") standing in the name of the undersigned or which the undersigned may be entitled to vote and (d) revokes any proxies heretofore given.

              PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                   USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

              (please sign and date this card on the reverse side)

-----------------------------------------------------------------------------------------------------------------------------------

1.  ELECTION OF DIRECTORS -- Nominees:            For All        [ ]   2.  Approval of the proposal to ratify         For     [ ]
Rafael Vaquero Bazan, Eduardo Vaquero Bazan,      Withhold All   [ ]   the selection of Ernst & Young LLP as the      Against [ ]
Jose Martinez Brohez, Fernando Camacho Casas,     For All Except [ ]   Company's independent public accountants       Abstain [ ]
Jakes Jordaan, Federico Chavez Peon, Luis A.                           for the fiscal year ending December 31, 1998.
Chico Pardo, Jose I. De Abiega Pons, Soren Bjorn,
Jerry W. Johnson


----------------------------------------------
      (Except Nominee(s) written above)

                                                                       This proxy when properly executed will be voted as
                                                                       specified. If no specification is indicated this proxy
                                                                       will  be voted for the adoption and approval of
                                                                       Proposals 1 and 2, and on any other business, in the
                                                                       disposition of the Proxies.


                                                                                     Dated: _______________, 1998

                                                                       Signature(s): ______________________________________________

IMPORTANT. Please date and sign exactly as the name                    When shares are held by joint tenants, both should sign.
           appears below.                                              When signing as attorney, executor, administrator,
                                                                       trustee or guardian, please give full title as such. If a
                                                                       corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
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